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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington D.C.  20549

                                Form 8-K

                             CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15 (D) OF THE
                     SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)         July 29, 1999
                                                      --------------------




                           QUALITY SYSTEMS, INC
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           (Exact name of registrant as specified in its charter)




    California                   0-13801                    95-2888568
-------------------         ------------------         -------------------
 (State or other         (Commission File Number)       (I.R.S. Employer
   jurisdiction                                        Identification No.)
 of incorporation)



17822 East 17th Street, Suite 210, Tustin, California        92780
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      (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code     (714) 731-7171
                                                    ----------------------



                              Not Applicable
--------------------------------------------------------------------------
       (Former name or former address, if changed since last report.)

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Item 5.  Other Events.

On July 29, 1999 the Company's board of directors took certain actions which were publicly announced on July 30, 1999. The board (1) adopted comprehensive corporate governance principles requiring all board committees and three-quarters of the whole board to be independent directors, (2) nominated six new independent candidates, including three candidates proposed by dissident shareholders, to serve on the company's seven-person board, and (3) amended the Company's "poison pill" rights plan to allow termination of the plan by shareholder vote and to exempt from the plan any offer treating all shareholders equally and remaining open for 60 days or more.

The board's nominees, subject to their consent to serve and be named in the proxy statement, are set forth in the Company's July 30, 1999 press release which is filed as Exhibit 99.1 to this report. A copy of the Corporate Governance Principles adopted as an amendment to the Bylaws of the Company is filed as Exhibit 3.1 to this report. A copy of the amendments to the Company's Shareholder Rights Agreement is filed as
Exhibit 10.1 to this report.

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Item 7. Financial Statements and Exhibits.

    (a)  Financial statements of businesses acquired.
         None.

    (b)  Pro forma financial information.
         None.

    (c)  Exhibits.
         The Exhibits listed on the accompanying Index to Exhibits on Page 6 are filed as part of this report.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        QUALITY SYSTEMS, INC.




August 5, 1999                          By:  /s/  Robert G. McGraw
                                           -------------------------------
                                           Robert G. McGraw
                                           Chief Financial Officer

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                           INDEX TO EXHIBITS


                                                                Sequential
                                                                      Page
Exhibit                                                                No.
-------                                                         ----------

    3.1     Text of new Section 16 of Article III of the
              Company's Bylaws regarding Corporate Governance
              Provisions.                                                6

   10.1     Text of Amendment Adopted July 29, 1999 to
              Shareholder Rights Agreement, dated November 26,
              1996, by and between Quality Systems, Inc. and
              U.S. Stock Transfer Corp.                                  9

   99.1      Text of Quality Systems, Inc. Press Release
               dated July 30, 1999.                                     11

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                               EXHIBIT 3.1

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                                                               EXHIBIT 3.1

                       CORPORATE GOVERNANCE PROVISIONS

1. At least three-quarters of the members of the board of directors (the "Board") shall be independent. For purposes of any action of the
       Board, at least one-half of the directors present and eligible to vote must be independent.

    An independent director means a person who:

       (a) has never been an employee of the Company or any of its subsidiaries;
       (b) provides no services to the Company or to the Chief Executive Officer or senior management of the Company as an adviser, consultant or otherwise;
       (c) is not employed by an entity which provides services to the Company or to the Chief Executive Officer or senior management of the Company as an adviser, consultant or otherwise;
       (d)  is not affiliated with a significant customer or supplier of the Company ("significant" means more than 1% of annual
            sales);
       (e) has not had, during the past two years, any interest in any significant transaction, or any business or financial relationship, with the Company or an affiliate of the Company (other than service as a director) for which the Company has been required to make disclosure under Regulation S-K of the Securities and Exchange Commission;
       (f) is not a relative of an executive officer or director of the Company;
       (g) receives no compensation from the Company other than director's fees;
       (h) does not personally receive and is not an employee, director, or trustee of a foundation, university, or other institution that receives grants or endowments from the Company that are material to the Company or to either the recipient and/or the foundation, university or institution; or,
       (i) is not employed by an entity of which (i) an executive officer of the Company serves as a director or trustee, or (ii) a director of the Company serves in a senior executive capacity.

2. There shall be an Audit Committee of the Board, composed entirely of independent directors, which shall oversee the Company's financial reporting process and internal controls, review compliance with laws and accounting standards, recommend the appointment of public accountants, and provide a direct channel of communication to the Board for public accountants, internal auditors and finance officers.

3. There shall be a Nominating Committee of the Board, composed entirely of independent directors, which shall be responsible for the evaluation and nomination of Board members.

4. There shall be a Compensation Committee of the Board, composed entirely of independent directors, which shall be responsible for
      (a) ensuring that senior management will be accountable to the Board through the effective application of compensation policies, and (b) monitoring the effectiveness of both senior management and the Board (including committees thereof). The Compensation Committee shall

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      establish compensation policies applicable to the Company's executive officers. A fair summary of such policies and the relationship of corporate performance to executive compensation, including the factors and criteria upon which the Chief Executive Officer's compensation was based, shall be disclosed to shareholders in the Company's proxy statement for the annual meeting.

5. There shall be a Transaction Committee of the Board, composed entirely of independent directors, which shall be responsible for reviewing all related-party transactions involving the Company, and considering and making recommendations to the full Board with respect to all proposals involving (a) a change in control, or (b) the purchase or sale of assets constituting more than 10% of the Company's total assets. Additionally, the Transaction Committee shall be responsible for reviewing all transactions or proposed transactions that trigger the Company's shareholders' rights plan, if any.

6. If at any time the Chairman of the Board shall be an executive officer of the Company, or for any other reason shall not be an independent director, a non-executive Lead Director shall be selected by the independent directors. The Lead Director shall be one of the independent directors, shall be a member of the Audit Committee and of the Executive Committee, if there is such a committee, and shall be responsible for coordinating the activities of the independent directors. He shall assist the Board in assuring compliance with these corporate governance procedures and policies, and shall coordinate, develop the agenda for, and moderate executive sessions of the Board's independent directors. Such executive sessions shall be held immediately following each regular meeting of the Board, and may be held at other times as designated by the Lead Director. The Lead Director shall approve, in consultation with the other independent directors, the retention of consultants who report directly to the Board. If at any time the Chairman of the Board is one of the independent directors, then he or she shall perform the duties of the Lead Director.

7. The foregoing provisions are adopted as part of the Bylaws of the Company and cannot be amended or repealed without either (a) approval by the stockholders of the Company, or (b) approval by a two-thirds majority of all the authorized number of directors of the Company including two-thirds of the independent directors, and cannot be amended or repealed prior to the 1999 Annual Meeting of the Company. Any inconsistent provisions of the Bylaws are hereby modified to be consistent with these provisions. The foregoing provisions, insofar as they establish eligibility to serve as a director or as a committee member, shall not have the effect of removing any director or committee member from office but shall be given effect at the next election of directors and the next selection of committee members, as the case may be, in calendar year 1999 and thereafter. The foregoing provisions shall not be construed to limit or restrict the effective exercise of statutory cumulative voting rights by any shareholder, but the Nominating Committee shall not nominate candidates for election to the Board except as may be consistent with such provisions, and no corporate funds may be expended for the solicitation of proxies which are inconsistent with the foregoing provisions.

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                               EXHIBIT 10.1


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                                                              EXHIBIT 10.1



    AMENDMENT ADOPTED JULY 29, 1999 TO SHAREHOLDER RIGHTS AGREEMENT


RESOLVED, that the Shareholder Rights Agreement dated November 25, 1996 shall be amended by adding the following provisions:

(1) The Rights and the Rights Agreement may be terminated (i) at any Annual Meeting, by vote of a majority of the Common Stock outstanding and entitled to vote at such meeting if a proposal for such action is properly brought before the meeting, or (ii) at any other time, by vote or written consent of two-thirds of the Common Stock outstanding and entitled to vote. This provision shall be added as Section 23(c) of the Rights Agreement.

(2)  There shall be exempted from the operation of the Rights Agreement
(i) any offer by any person to acquire shares of Common Stock of the Company if such offer is open to all holders of Common Stock on equal terms and such offer is open for at least sixty (60) business days following the date of commencement of such offer, and (ii) the acquisition of Common Stock pursuant to such offer. An offer or acquisition exempt under this subsection shall not cause any adjustment of the terms of the rights under Section 11 or 13 of the Agreement, and shall not cause a Distribution Date to occur under Section 3(a) of the Agreement. This provision shall be added as Section 3(d) of the Rights Agreement.

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                               EXHIBIT 99.1


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                                                              EXHIBIT 99.1

                 TEXT OF PRESS RELEASE DATED JULY 30, 1999


For Immediate Release

            Quality Systems, Inc. Moves to Reorganize Board

TUSTIN, CA - July 30, 1999 - Quality Systems, Inc. (NASDAQ: QSII) announced today that the Board has acted to address shareholder suggestions to reorganize its Board and adopt added corporate governance policies. The Board (1) adopted comprehensive corporate governance principles requiring all Board committees and three-quarters of the whole Board to be independent directors; (2) nominated six new independent candidates, including three candidates proposed by dissident shareholders to serve on the Company's seven-person Board; (3) amended the Company's "poison pill" rights plan to allow termination of the plan by shareholder vote and to exempt from the plan any offer treating all shareholders equally and remaining open for 60 days or more. The Board's nominees, subject to their consent to serve and be named in the proxy statement, are: Dr. Ahmed Hussein and Dr. Emad A. Zikry (proposed by Dr. Hussein), Mr. Kelly McCrann (proposed by Lawndale Capital), Mr. Frank Meyer (a Chicago businessman), Mr. William Small (a Massachusetts businessman), Mr. John Rau (a California businessman), Mr. Sheldon Razin, the Chairman. "The Board is extending an olive branch to Dr. Hussein and Mr. Shapiro, the head of Lawndale Capital," said Mr. Razin. "We are hopeful each of them will accept it." The Company's annual meeting is scheduled for September 17, 1999.

Quality Systems is one of the leading developers and providers of computer-based practice management and medical records systems for medical and dental group practices, with a customer base of approximately 500 clients in 45 states, Canada and Saudi Arabia.

This news release contains forward-looking statements, including those related to revenue and net income, that involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are volume and timing of systems sales and installations; length of sales cycles and installation process; the possibility that the products will not achieve market acceptance; seasonal patterns of sales and customer buying behavior; the development by competitors of new or superior technologies; delays in product development; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; competitive pressures; possible regulation of the company's software by the U.S. Food and Drug Administration; general economic conditions; and the risk factors detailed from time to time in Quality Systems' periodic reports and registration statements filed with the Securities and Exchange Commission.